POWER OF ATTORNEY

SECTION 16 REPORTING AND EDGAR ACCOUNT ADMINISTRATION

Know all by these presents, that the undersigned hereby makes, constitutes, and appoints from Greenberg Traurig, LLP, attorneys Bradley J. Wyatt, Adin J. Tarr, Zayn Mian, and paralegal Lori Grant-Koehler as the undersigned’s true and lawful attorneys-in-fact, with full power and authority as hereinafter described, to:

(1)
Act as the undersigned’s account administrator on EDGAR and manage the undersigned’s EDGAR account in connection with the purposes described herein;

(2)
Prepare, execute, deliver, and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Mercantile Bank Corporation (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder as amended from time to time (the “Exchange Act”);

(3)
Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to manage the undersigned’s EDGAR account as well as complete and execute any such Form 3, 4, or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

(4)
Seek or obtain, as the undersigned’s representative and on the undersigned's behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators, and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned's attorneys-in-fact and approves and ratifies any such release of information; and

(5)
Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in their discretion.

The undersigned hereby grants to his attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or any attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the responsibility to file the Forms 3, 4, and 5 as well as make the annual confirmation pursuant to Rule 10(d)(4) of Regulation S-T are the responsibility of the

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undersigned, and the attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. The undersigned further acknowledges and agrees that the attorneys-in-fact and the Company are relying on written and oral information provided by the undersigned to complete such forms, and the undersigned is responsible for reviewing the completed forms prior to their filing. The attorneys-in-fact and the Company are not responsible for any errors or omissions in such filings. The attorneys-in-fact and the Company are not responsible for determining whether or not the transactions reported could be matched with any other transactions for the purpose of determining liability for short-swing profits under Section 16(b) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.

* * * * *

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16 day of December, 2025.

Signature:/s/ Steven Schweihofer

Print Name: Steven Schweihofer

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